MID-WISCONSIN FINANCIAL SERVICES, INC.

PROXY SOLICITED BY DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON __________, 2013

The undersigned shareholder of Mid-Wisconsin Financial Services, Inc. (the “Company”) hereby appoints Kurt D. Mertens and Brian B. Hallgren, or each of them, as proxies with full power of substitution, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the “Special Meeting”) on ________________, 2013, to be held at ________________________________________________, at ______ local time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Special Meeting and the joint proxy statement-prospectus relating to the Special Meeting (collectively, as each may be revised or supplemented from time to time, the “Proxy Materials”), receipt of which is hereby acknowledged.

When this proxy is properly executed and not revoked, the shares it represents will be voted at the Special Meeting in accordance with the choice specified below and in the discretion of the proxy holders on all other matters properly coming before the Special Meeting and of which the Company does not receive adequate notice prior to the Special Meeting.  The Board of Directors recommends a vote FOR Proposal One.  If no choice is specified and this proxy is properly executed and not revoked, this proxy will be voted FOR Proposal One.

PROPOSAL ONE: THE MERGER

To authorize, approve and adopt the Agreement and Plan of Merger, as amended, by and between the Company and Nicolet Bankshares, Inc. (“Nicolet”), pursuant to which the Company will merge with and into Nicolet, as more particularly described in the Proxy Materials.

☐  FOR             ☐  AGAINST            ☐  ABSTAIN

AUTHORIZED SIGNATURES

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian, or custodian please indicate the capacity in which you are acting. Please mark, date and sign the proxy, then return it in the enclosed return-addressed envelope. No postage is necessary.  If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.  Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope.

Signature 1	Signature 2 (if held jointly)	Date (mm/dd/yyyy)
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